UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Poniard Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Additional Materials Filed Pursuant to Rule 14a-6

On October 21, 2011, Poniard Pharmaceuticals, Inc. sent to certain holders of its common stock the following communication relating to the voting of their shares in connection with the proposed merger between Poniard and Allozyne, Inc., a private company.

Poniard Pharmaceuticals, Inc.	750 Battery Street, Ste. 330
San Francisco, California 94111
650.583.3774 main
650.583.3789 fax

IMPORTANT MERGER VOTE

PLEASE ACT TODAY

October 21, 2011

Dear Poniard Shareholder:

We have previously mailed to you proxy materials in connection with the Special Meeting of Shareholders of Poniard Pharmaceuticals, Inc. (“Poniard”) to be held on November 21, 2011. Your vote is extremely important, regardless of the number of shares of Poniard stock you own.

At the Special Meeting, Poniard shareholders are being asked to consider and vote upon:

1.	a proposal to approve the issuance of Poniard common stock and the resulting change of control of Poniard pursuant to a merger transaction with Allozyne,

2.	a proposal to approve amendment of Poniard’s amended and restated articles of incorporation to effect a 1-for-40 reverse stock split, and

3.	a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the issuance of the shares and the reverse stock split.

According to our latest records, we have not yet received your vote for this very important meeting. The Poniard Board of Directors has determined that each of the proposals outlined above is in the best interests of Poniard and its shareholders and has approved each such proposal. The Poniard Board of Directors unanimously recommends that Poniard shareholders vote “FOR” each such proposal.

The affirmative vote of the holders of a majority of the common shares casting votes in person or by proxy at the Special Meeting is required for approval of Proposal 1. The affirmative vote of the holders of a majority of the voting power outstanding on the record date, October 4, 2011, of the Special Meeting is required for approval of Proposal 2. Your broker does not have discretionary authority to vote without an instruction from you. Accordingly, if you do not vote or do not instruct your broker how to vote, Poniard may not obtain the quorum necessary to convene the Special Meeting. Moreover, a failure to vote will have the same effect as a vote “against” Proposal 2.

If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Poniard, toll-free at (800) 967-7635. Thank you for your cooperation and continued support.

Sincerely,

Ronald A. Martell

Chief Executive Officer

  You may use one of the following simple methods to promptly provide your voting instructions:

1.	Vote by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number ready (found in the box indicated by an arrow on the voting instruction form) and follow the online instructions.

2.	Vote by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number ready (found in the box indicated by an arrow on the voting instruction form) and follow the simple instructions.

See Important Additional Information on Page 2 of this Letter

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, Poniard has filed a definitive proxy statement/prospectus/consent solicitation with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION DATED OCTOBER 7, 2011 BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders are able to obtain free copies of the proxy statement /prospectus/consent solicitation and other documents filed with the SEC by Poniard through the website maintained by the SEC at http://www.sec.gov. In addition, investors and security holders are able to obtain free copies of the definitive proxy statement/prospectus/consent solicitation from Poniard by calling Poniard Investor Relations at (650) 583-3774, by requesting them in writing from Poniard, 750 Battery Street, Suite 330, San Francisco, CA 94111, or, or by visiting the Poniard website at http://www.poniard.com.

Poniard and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Poniard shareholders in favor of the proposed transaction. Information regarding the directors and executive officers of Poniard and their interests in the proposed transaction is available in the definitive proxy statement/prospectus/consent solicitation dated October 7, 2011.